September 3, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

           Re:  The Sherwood Group, Inc. -Definitive Proxy Statement for 1997
                ---------------------------------------------------------------

Dear Sir/Madam:

Enclosed for filing is the Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders of The Sherwood Group, Inc. pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended. The release date for this Proxy Statement is September 3, 1997. The Sherwood Group, Inc. intends to register shares of common stock to be issued under its stock option plan on Form S-8 promptly after the approval of the plan by its stockholders.

If you have any questions or comments  regarding this filing,  please call me at
(201) 946-4413 or Frank E. Lawatsch, Jr. at (201) 596-4637.

                                Very truly yours,



                               Laura Singer, Esq.

Enclosures





                                                            25


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant x
Filed by a Party other than the Registrant o

Check the appropriate box:

o Preliminary Proxy Statement
oConfidential,   for  Use  of  the   Commission   Only  (as  permitted  by  Rule
 14a-6(e)(2)) Definitive Proxy Statement
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE SHERWOOD GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                           THE SHERWOOD GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

x $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a6(i)(2) or Item 22(a)(2) of Schedule 14A. o $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). o Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies:

                                      N.A.

     2) Aggregate number of securities to which transaction applies:

                                      N.A.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N.A.

     4) Proposed maximum aggregate value of transaction:

                                      N.A.

     5) Total fee paid:

                                      N.A.

     o Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)   Date Filed:

                          The Sherwood Group, Inc.
                          10 Exchange Place Centre
                       Jersey City, New Jersey 07302

--------------------------------------------------------------------
         Notice Of Annual Meeting Of Stockholders
               To Be Held October 21, 1997
--------------------------------------------------------------------


The 1997 Annual Meeting of the Stockholders of The Sherwood Group, Inc. (the "Company") will be held at the Company's offices at 10 Exchange Place, Jersey City, New Jersey 07302, 15th Floor, on October 21, 1997 at 4:00 p.m., New Jersey time for the following purposes:

                  (1) To elect three Class 1 directors to hold office for a term of three years or until their successors have been duly elected and qualified.

                  (2)  To  approve  an  amendment  to  the  Company's   Restated
                  Certificate of Incorporation to decrease the number of authorized shares of the Company's capital stock from 101,000,000 to 51,000,000 shares and to eliminate provisions related to Class A Common Stock.

                  (3) To approve an amendment of The Sherwood Group, Inc. 1995 Stock Option Plan.

                  (4) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1998.

                  (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 25, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

All stockholders are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States.

                                             By Order of the Board of Directors


                                             Dennis Marino
                                             Secretary

September 2, 1997
New York, New York

                       The Sherwood Group, Inc.
                       10 Exchange Place Centre
                    Jersey City, New Jersey 07302

 ------------------------------------------------------------------
            Proxy Statement For Annual Meeting
 ------------------------------------------------------------------

This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of The Sherwood Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's offices at 10 Exchange Place Centre, Jersey City, New Jersey 07302, 15th Floor, on October 21, 1997 at 4:00 p.m. New Jersey time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to stockholders on or about September 2, 1997. The principal executive offices of the Company are located at the address indicated above.

Only stockholders of record at the close of business on the record date, August 25, 1997 (the "Record Date"), will be entitled to vote at the Meeting and at all adjournments thereof.

On August 25,  1997,  there were  outstanding  and  entitled to vote  12,694,665 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Holders of Common Stock have no cumulative voting rights.


                                                 Voting Of Proxies

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (with respect to the matters as to which the stockholder is entitled to vote) (a) "FOR" the election of each of Dennis Marino, James H. Lynch, Jr. and Stephen J. DiLascio as Class 1 directors of the Company, (b) "FOR" the approval of an amendment to the
Company's Restated Certificate of Incorporation to decrease the number of authorized shares of the Company's capital stock from 101,000,000 to 51,000,000 shares and to eliminate all provisions in the Restated Certificate of Incorporation related to Class A Common Stock, (c) "FOR" the approval of an amendment to The Sherwood Group, Inc. 1995 Stock Option Plan, (d) "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1998, and (e) in connection with the transaction of such other business as may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Nominating Committee thereof or the Board of Directors may determine to reduce the size of the Board of Directors.

A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.

Directors of the Company will be elected by a plurality of the vote of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of, unless otherwise required by the Delaware General Corporation Law or the Company's Restated Certificate of Incorporation, any other matter which may be put to a stockholder vote at the Meeting. Except for the election of directors, as to any particular proposal, abstentions will have the same effect as a vote against that proposal, and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal. Votes cast, either in person or by proxy, will be tabulated by The American Stock Transfer Company, the Company's transfer agent.


                 Voting Securities and Principal Holders Thereof

Security Ownership Of Certain Beneficial Owners

The following table sets forth certain information, as of August 25, 1997, regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. The Company has been advised that each stockholder listed below has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes following the table.

                      Name and Address                      Amount
                      of Beneficial Owner           Of Beneficial Ownership            Percentage of Class
                  S.G.I. Partners, L.P.
                  412 Harwood Building
                  Scarsdale, NY 10583                   4,000,000 (1)                         31.51%

                  Carl H. Hewitt
                  120 Broadway
                  New York, NY 10006                    4,000,000 (1)                         31.51%

                  Arthur Kontos
                  10 Exchange Place
                  Jersey City, NJ 07302                 2,881,100 (2)                         22.31%

                  Peter A. Kellogg
                  120 Broadway
                  New York, NY 10006                    1,021,500 (3)                          8.05%


(1)  Comprised  of  4,000,000  shares of Common  Stock  held by S.G.I.  Partners,  L.P.  ("S.G.I.").  See  "Certain
       Relationships and Related Transactions."

(2) Comprised of 1,315,708 shares of Common Stock held by Mr. Kontos and 219,533 shares of Common Stock underlying Mr. Kontos' currently exercisable stock options. Also includes 125,000 shares of Common Stock held by the Arthur Kontos Foundation, 778,562 shares of Common Stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners, and 442,297 shares over which he has only sole voting power which are subject to a voting trust agreement with his former wife.

(3) Comprised of 650,000 shares of Common Stock held by Mr. Kellogg, 350,000 shares of Common Stock held by a corporation, all of whose voting stock is held by Mr. Kellogg and of which Mr. Kellogg is president, and 21,500 shares of Common Stock held by the Cynthia and Peter Kellogg Foundation. Peter A. Kellogg is also a limited partner of S.G.I. Partners, L.P.



Security Ownership of Management

The  following  table sets forth  certain  information,  as of August 25,  1997, regarding  the  beneficial  ownership of the Common  Stock by each  director and named executive officer (see "Compensation of Directors and Executive Officers")
of the Company  and by all  directors  and  executive  officers as a group.  The
Company has been advised that each stockholder  listed below has sole voting and dispositive  power with  respect to such shares  unless  otherwise  noted in the
footnotes  below.  Sherwood  Securities  Corp.  ("Sherwood   Securities")  is  a
wholly-owned  subsidiary of the Company  specializing  in the  wholesale  market making of over-the-counter  securities.  Equitrade Partners  ("Equitrade") is an affiliate  of the  Company  which  acts as a  specialist  on The New York  Stock
Exchange. The Company and one of its wholly-owned  subsidiaries own an aggregate of 75% of the capital of Equitrade.

                                                               Amount
               Name and Title                          of Beneficial Ownership        Percentage of Class
               Arthur Kontos,                                2,881,100     (1)                   22.31%
               Vice Chairman of the Board and Chief
               Executive Officer of the Company

               James H. Lynch, Jr., Chairman of the             35,000                            *
               Board and Director

               John P. Duffy, Director                          44,000     (2)                    *

               Carl H. Hewitt, Director                      4,000,000     (3)                   31.51%

               Dennis Marino,                                  218,698     (4)                    1.72%
               Executive Vice President and Chief
               Administrative Officer of the
               Company; President of
               Sherwood Securities

               Richard J. Marino,                              627,635     (5)                    4.94%
               Chairman of the Board
               of Sherwood Securities

               Thomas Neumann,                                 223,810     (6)                    1.75%
               Executive Vice President of the
               Company; Head of Capital Markets of
               Sherwood Securities

               Ralph N. Del Deo, Director                       30,000     (7)                    *

               James Romano,                                     5,000                                       *
               Senior Vice President
               of Sherwood Securities

               William Karsh, Executive                         39,501     (8)                    *
               Vice President and Treasurer
               of the Company

               Stephen J. DiLascio                               1,000                            *
               Director, Managing General Partner
               of Equitrade

               All Directors and Executive Officers          8,108,544                           62.03%
               as a Group (13  persons) (9)

                   * Less than 1%


         (1) Consists of 1,315,708 shares of Common Stock held by Mr. Kontos, 219,533 shares of Common Stock underlying Mr. Kontos' currently exercisable stock options, 125,000 shares of Common Stock held by the Arthur Kontos Foundation, 778,562 shares of Common Stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners and 442,297 shares over which he has only sole voting power which are subject to a voting trust agreement with his former wife.

         (2) Consists of 40,000 shares of Common Stock held by Mr. Duffy and 4,000 shares of Common Stock held in trust for Mr. Duffy's children.

         (3) Consists of 4,000,000 shares of Common Stock held by S.G.I. Partners, L.P. ("S.G.I."). See
         "Certain Relationships and Related Transactions."

         (4) Consists of 173,508 shares of Common Stock held by Mr. D. Marino and 45,190 shares of Common Stock underlying Mr. D. Marino's currently exercisable stock options.

         (5) Consists of 615,341 shares of Common Stock held by Mr. R. Marino and 12,294 shares of Common Stock underlying Mr. R. Marino's currently exercisable stock options.

         (6) Consists of 135,623 shares of Common Stock held by Mr. Neumann and 88,187 shares of Common Stock underlying Mr. Neumann's currently exercisable stock options.

         (7) Consists of 20,000 shares of Common Stock held by Mr. Del Deo and 10,000 shares of Common Stock held by his wife.

         (8)  Consists of 27,162  shares of Common  Stock held by Mr.  Karsh and
         12,339  shares  of  Common  Stock  underlying  Mr.  Karsh's   currently
         exercisable stock options.

         (9) Includes 377,543 shares of Common Stock underlying stock options exercisable within 60 days of August 25, 1997.


PROPOSAL 1.  ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation, which became effective on February 4, 1987, requires that the Board of Directors be divided into three classes. In accordance with the Company's Restated Certificate of Incorporation, at the 1987 annual meeting, Class 1 directors were initially elected for a term that expired as of the 1988 annual meeting of the stockholders of the Company, Class 2 directors were initially elected for a term that expired as of the 1989 annual meeting of stockholders and Class 3 directors were initially elected for a term that expired as of the 1990 annual meeting of stockholders. At each annual meeting, directors will be elected for a term of three years so that the term of office of one class of directors shall expire each year.

Three individuals are being nominated for election at the Meeting to serve as Class 1 directors for a term of three years or until the election and qualification of their successors.

The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of Dennis Marino, James H. Lynch, Jr. and Stephen J. DiLascio. If Mr. Marino, Mr. Lynch or Mr. DiLascio becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or the Nominating Committee of the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why Mr. Marino, Mr. Lynch and Mr. DiLascio may not be able to serve as directors if elected. Pursuant to an agreement between the Company and S.G.I., S.G.I has the right to appoint two directors to the Board of Directors. S.G.I. has designated Mr. Hewitt as one of its directors and has not requested that another person be designated pursuant to this agreement.

The Board of Directors recommends a vote "FOR" the election of each of the above nominees.


The name and age of each of the nominees and each of the incumbent directors whose term will continue following the Meeting, their respective positions with the Company and the period during which each such individual has served as a director are set forth below. Additional biographical information concerning each of the nominees and each of the incumbent directors and executive officers of the Company follows the table.


           Name                            Age       Position with the Company                 Director Since

           Class 1 Directors

           Dennis Marino                  51         Director, Executive Vice President,            1981
                                                     Secretary and Chief Administrative Officer

           James H. Lynch, Jr.            66         Chairman of the Board                          1989

           Stephen J. DiLascio            42         Director, Managing General Partner of          1995
                                                     Equitrade

           Class 2 Directors

           Arthur Kontos                  51         Director, Vice Chairman of the Board,          1988
                                                     Chief Executive Officer

           Richard J. Marino              53         Director, Senior Vice President, Chairman      1981
                                                     of the Board of Sherwood Securities

           Ralph N. Del Deo               72         Director                                      1993

           Class 3 Directors

           Carl H. Hewitt                 46         Director                                      1991

           John. P. Duffy                 56         Director                                      1992

           Thomas Neumann                 33         Director, Executive Vice President            1992





Certain Biographical Information Concerning
Incumbent Directors and Executive Officers

James H. Lynch, Jr. became Chairman of the Board of Directors in July 1989. He is also an independent consultant to the securities industry. Mr. Lynch was a general partner and member of the Executive Committee of Spear, Leeds & Kellogg, L.P. a New York limited partnership ("SLK"), for more than five years prior to his retirement from SLK in June 1985. SLK is a broker dealer and a member of all major United States stock exchanges and acts as a specialist on the New York and American Stock Exchanges. Mr. Lynch also served as President of Spear, Leeds & Kellogg Securities, Inc. and as an officer and director of its wholly-owned subsidiaries, First Options of Chicago and Troster Singer Corporation. Mr. Lynch is a director of Consolidated Purchasing Services, Inc. and Business Link Communications, Inc.

Arthur Kontos became Vice Chairman of the Board and Chief Executive Officer of the Company in October 1988. Mr. Kontos was a managing director of SLK from June 1988 until October 1988, when he joined the Company. He became a general partner of SLK in 1982 and President of S.G.I. Capital Holdings, Inc., a general partner of S.G.I. in 1988, from which positions he resigned in December 1991. From July 1978 until May 1988, Mr. Kontos served as a director and as President and Chief Executive Officer of Troster Singer Corporation, currently a division of SLK.

Richard J. Marino is a founder of Sherwood Securities, a subsidiary of the Company, and was Secretary of Sherwood Securities from its inception in 1968 until June 1988. In August 1987, Mr. Marino was elected Chairman of the Board of Sherwood Securities. Mr. Marino has served as director of International Equity Trading for Sherwood Securities since 1979. In January 1988, he assumed the responsibility of director of all equity trading. In April 1988, he ceased his individual trading activity to serve full time as director of all equity trading. In August 1988, Mr. Marino returned to trading a list of securities. Mr. Richard J. Marino and Mr. Dennis Marino are brothers.

Dennis Marino has served as the Company's Chief Administrative Officer since 1986 and was appointed President of Sherwood Securities, a subsidiary of the Company, in January 1988. He has been employed by Sherwood Securities since February 1969. Mr. Marino has been an Executive Vice President of the Company since 1977. Mr. Marino served as President of the Securities Traders Association of New York for a term that expired in 1991 and presently serves as Chairman of the Securities Traders Association ("STA") for a term expiring in October 1997. Mr. Marino will serve a two year term as Governor of the STA following his tenure as Chairman.

Thomas Neumann has served as an Executive Vice President of the Company since 1991 and Head of Capital Markets of Sherwood Securities in charge of institutional sales since 1995. Mr. Neumann joined Sherwood Securities in October 1988 and held various trading positions with that company prior to being appointed a senior vice president in 1990. From June 1986 until October 1988, Mr. Neumann was an employee of Troster Singer Corporation.

John P. Duffy retired from his position as a managing director of SLK in 1991, a position he held from prior to September 1987 until his retirement. As a managing director of SLK, Mr. Duffy acted as a specialist on The New York Stock Exchange ("NYSE").

Carl Hewitt was appointed a director of the Company at the request of S.G.I. under the terms of an agreement between the Company and S.G.I. pursuant to which S.G.I. has the right to designate two directors. Mr. Hewitt became a member of the Board of Directors in July 1991. Mr. Hewitt is a managing director and the general counsel of SLK. Mr. Hewitt joined SLK in 1985 as an assistant general counsel. He became the general counsel in June 1988 and became a managing director in January 1991. Mr. Hewitt is also the sole shareholder and director and the president of the corporation which serves as the general partner of S.G.I.

Ralph N. Del Deo is a senior partner of Crummy, Del Deo, Dolan, Griffinger & Vecchione, P.C., a New Jersey law firm that provides legal services to the Company. His practice areas include corporation law, patent, trademark and copyright law, litigation and general practice. Mr. Del Deo is also on the National Board of Trustees of the Foundation Fighting Blindness of Baltimore, Maryland.

James Romano, age 50, currently serves as Senior Vice President of Sherwood Securities and as manager of its trading department. Mr. Romano joined Sherwood Securities in June 1992 as vice president of trading and as a member of the Management Committee. In January 1995, he assumed responsibility over the trading department and was appointed to serve on the Company's Executive Committee. For eleven years prior to joining the Company, Mr. Romano held various trading positions at Troster Singer Corporation, including vice president of trading.

William Karsh, age 44, has been Treasurer and Executive Vice President of the Company since March 4, 1991. He also served as Chief Financial Officer of the Company and of Sherwood Securities until October 1995. In addition, Mr. Karsh serves as Chairman of the Board of National Discount Brokers. Prior to his employment with the Company, Mr. Karsh was an independent consultant providing expert securities related testimony. He also worked on various other assignments in the securities industry. In addition, from March 1989 until November 1990, Mr. Karsh was the chief financial officer of a derivative products trading firm in New York. Prior to March 1989, Mr. Karsh was the Chief Financial Officer, Senior Vice President, Secretary and Treasurer of Refco Securities, Inc., a fully integrated broker dealer, a position held by him since 1983.

Stephen J. DiLascio is the managing partner of Equitrade. He began his career on the trading floor in 1973 with Weiss, Peck & Greer's specialist operation, the predecessor to Equitrade. He became a specialist in 1978, a partner in 1980 and the managing partner in 1989. As the managing partner, he is responsible for all aspects of Equitrade's operations. Mr. DiLascio is a director of Securities Industry Automation Corporation ("SIAC"), a governor of the NYSE, a member of the Alliance of Floor Brokers and a member of the Technology, Planning and Oversight Committee at the NYSE.

Laura R. Singer, age 43, has been General Counsel and Senior Vice President of the Company since January 6, 1997. Prior to that time, she served for six years as an Assistant Director in the Division of Enforcement of the Securities and Exchange Commission in Washington, D.C. Previously, Ms. Singer had been counsel to Market Surveillance at the National Association of Securities Dealers. Ms. Singer has been a member of the bar since September, 1978. She has responsibility for the legal affairs of the Company.

Denise Isaac, age 30, has been Chief Financial Officer of the Company since October 1995. Prior to her employment with the Company, Ms. Isaac was a Senior Manager in the financial services practice of KPMG Peat Marwick LLP. Ms. Isaac was employed by KPMG Peat Marwick LLP since 1986 where she worked on various assignments and instructed courses to the securities industry.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company's executive officers, directors and persons who beneficially own more than ten percent of the Company's equity securities, the Company believes that, during the preceding year, all filing requirements applicable to its officers, directors and ten percent beneficial owners were met, with the exception that an initial report (Form 3) of beneficial ownership by Denise Isaac, the Company's Chief Financial Officer, was filed late. In addition, the annual statement of change in beneficial ownership (Form 5) was filed late by each of Denise Isaac, James Romano and Laura Singer. Appropriate corrective actions has been taken by each of these individuals.


Meetings of the Board and Committees

During fiscal year 1997, the Board of Directors held eight meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended May 31, 1997.

The Board of Directors has created an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. The Executive Committee is comprised of James H. Lynch, Jr., Arthur Kontos and Dennis Marino. The Compensation Committee is comprised of James H. Lynch, Jr. and John Duffy. The Audit Committee is comprised of Carl H. Hewitt, James H. Lynch, Jr. and Ralph N. Del Deo. The Nominating Committee is comprised of Arthur Kontos, Carl
H. Hewitt and John P. Duffy.

The Executive Committee, which held two meetings during fiscal year 1997, is authorized, among other things, to exercise such powers as may lawfully be delegated to it by the Board of Directors, including the appointment of officers, the appointment of agents of the Company, and the determination of general policy with regard to business of the Company. Action by the Executive Committee is subject to review and revision by the Board of Directors.

The Compensation Committee, which held two meetings during fiscal year 1997, has jurisdiction on behalf of the Company to approve, disapprove, modify or amend all plans to compensate employees including bonuses. No member of the Compensation Committee is eligible for any award or any grant of stock options under any such plans. The Compensation Committee determines the salaries of employees of the Company who are directors and also determines the salaries of all other employees of the Company who are officers or who occupy such other positions as may be designated by the Compensation Committee.

The Audit Committee, which held one meeting during fiscal year 1997, reviews and monitors the Company's financial reports and accounting practices and, among other things, makes recommendations to the Board with respect to audit policies and procedures and the scope and extent of audits, reviews the Company's unaudited quarterly financial results, and reviews the annual year end audit with the Company's independent auditors.

The Nominating Committee was created by the Board of Directors in August 1993 for the purpose of nominating a slate of nominees for election to the Board of Directors by the stockholders of the Company at each Annual Meeting of Shareholders commencing with the annual meeting of stockholders held in 1994. The Nominating Committee is also responsible for nominating candidates to fill the position of each director, if any, whose term as director terminates prior to the date of any annual meeting of stockholders and who is to be replaced by the Board of Directors. The Nominating Committee does not consider nominees recommended by stockholders in its deliberations.
The Nominating Committee held no meetings in fiscal year 1997.


                Compensation Of Directors And Executive Officers


The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for each of the fiscal years ended May 31, 1997, 1996 and 1995 of those persons who were, at May 31, 1997, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended May 31, 1997 (the "named executive officers"):


                          Executive Compensation Table

                                              Annual Compensation

                                           ----------- ---------------- ----------------- -------------------
Name and                                                                                  Securities
Principal                     Fiscal                                    All Other         Underlying
Position                      Year         Salary($)    Bonus($)       Compensation($)    Options (#)



Arthur Kontos, Vice           1997          $300,000    $3,061,460
Chairman of the Board and     1996           300,000     6,137,012        $7,119,375(2)        219,533
Chief Executive Officer of    1995           300,000     3,131,745
the Company

Dennis Marino                 1997           150,000       286,728
Executive Vice President      1996           150,000       515,000           663,181(2)         45,190
and Chief Administrative      1995           150,000       175,000
Officer of the Company;
President of Sherwood
Securities
                                                                              84,375(3)

Thomas Neumann                1997           250,000       573,455           113,699(2)         88,187
Executive Vice President of   1996           248,939     1,015,000         1,093,376(2)         94,027
the Company                   1995           200,000       450,000

Richard J. Marino             1997                --       614,606(1)
Chairman of the Board of      1996                --       486,654(1)        196,875(2)         12,294
Sherwood Securities           1995                --       319,600(1)


William Karsh                 1997           150,000       286,728
Executive Vice President      1996           150,000       515,000           190,625(2)         12,339
and Treasurer of the          1995           129,000       175,000
Company and Sherwood
Securities


James Romano                  1997           350,000       235,000(1)                           15,000
Senior Vice President of      1996           350,000       274,091(1)
Sherwood Securities           1995           148,077       972,000(1)


No named executive officer received personal benefits or perquisites during the fiscal year ended May 31, 1997 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(1) Cash bonuses for Mr. R. Marino and Mr. Romano include commissions, representing a percentage of gross commissions on sales/trades and discretionary incentive bonuses. Commissions for Mr. R. Marino for the fiscal year ended May 31, 1997 equaled $614,606, for the fiscal year ended May 31, 1996 equaled $447,904 and for the fiscal year ended May 31, 1995 equaled $302,100. Discretionary incentive bonuses for Mr. R. Marino for the fiscal year ended May 31, 1997 equaled $0, for the fiscal year ended May 31, 1996 equaled $8,750 and for the fiscal year ended May 31, 1995 equaled $17,500. Commissions for Mr. Romano for the fiscal year ended May 31, 1997 equaled $0, for the fiscal year ended May 31, 1996 equaled $91,091 and for the fiscal year ended May 31, 1995 equaled $930,000. Discretionary incentive bonuses for Mr. Romano for the fiscal year ended May 31, 1997 equaled $235,000, for the fiscal year ended May 31, 1996 equaled $183,000 and for the fiscal year ended May 31, 1995 equaled $42,000.

(2) Represents gain recognized upon exercise of options.


Compensation Arrangements

Through May 31, 1997, Mr. Kontos was compensated by the Company pursuant to an Employment Agreement (the "Employment Agreement") by and between Mr. Kontos and the Company dated as of September 12, 1995. Under the terms of the Employment Agreement, the Company had agreed to pay Mr. Kontos an annual base salary of $300,000. In addition, Mr. Kontos was entitled to a bonus ("Bonus") based on the Company's "Income." "Income" is defined in the Employment Agreement to mean the Company's consolidated pre-tax net income during any fiscal year in which the Employment Agreement is in effect without any deductions for amounts payable as a Bonus under the Employment Agreement or any related accruals. For fiscal years commencing with the fiscal year ended May 31, 1996, Mr. Kontos was entitled to an annual Bonus based on performance goals, therein defined as 10% of the first $5,000,000 of Income, 15% of the next $8,000,000 of Income and 18% of the Income over $13,000,000. In March 1996, Mr. Kontos signed a waiver wherein his Bonus on any Income over $19,746,019, for the fiscal year ended May 31, 1996, would be paid at a rate of 15%, rather than 18%.

On May 31, 1997, the Board of Directors approved, and Mr. Kontos signed, a new employment agreement, (the "New Employment Agreement"). The New Employment Agreement provides for an initial term of employment from June 1, 1997 to May 31, 2000. The Company has the option to extend the term from June 1, 2000 until May 31, 2001. Mr. Kontos has the right to extend the term from June 1, 2001 to May 31, 2002. The New Employment Agreement provides that Mr. Kontos will receive an annual base salary of $300,000 and an annual cash bonus pursuant to the terms of The Sherwood Group 1996 CEO Bonus Plan (the "CEO Bonus Plan"). Pursuant to the CEO Bonus Plan, for fiscal years commencing with the fiscal year ended May 31, 1998, the Chief Executive Officer of the Company is entitled to an annual cash bonus equal to 10% of the first $10,000,000 of "Income," and 15% of "Income" over $10,000,000. "Income" means the consolidated pre-tax net income of the Company without deductions for the payment or accrual of a bonus under the CEO Bonus Plan. The New Employment Agreement may be terminated (i) by Mr. Kontos either on thirty (30) days prior written notice or at any time following a Change in Control, as defined, (ii) by the Company for Cause, as defined, (iii) automatically upon the death or disability of Mr. Kontos, or (iv) by the Company without Cause. If the Company terminates the New Employment Agreement without Cause, or Mr. Kontos terminates his employment for Good Reason (as defined) following within one year after a Change of Control, Mr. Kontos is entitled to receive as liquidated damages an amount equal to three times his average compensation (including base salary, bonus and any other compensation) from the Company and its subsidiaries as reported for federal income tax purposes for the five previous calendar years less $1.00 subject to the limitation that the amount shall not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended. Generally, a Change in Control will be deemed to have occurred under the New Employment Agreement (i) if any person (other than Mr. Kontos or persons under his control) or group acting in concert acquires beneficial ownership of more than 50% of the voting stock of the Company and the control so acquired is exercised in any manner, (ii) during a two year period persons who at the beginning of the period who constitute the Board of Directors and any new director whose election was approved by at least 2/3 of the directors then still in office, cease for any reason to constitute a majority of the Board of Directors, or (iii) the Company or a subsidiary of the Company merges, consolidates or engages in a similar transaction, other than a transaction where voting securities of the Company outstanding prior to this Transaction continue to represent 75% of the combined voting power of the voting securities of the Company or the surviving entity, or the stockholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets.

The Sherwood Group, Inc. 1996 Executive Incentive Award Plan ("Incentive Plan") provides for the payment of cash bonuses to senior executive officers of the Company. Only three participants (other than the Chief Executive Officer of the Company) with the highest base salary for an Award Period are eligible for the receipt of an Incentive Award. Generally, the Award Period is the Company's fiscal year. The Incentive Plan is currently administered by the Compensation Committee and was effective commencing the fiscal year ended May 31, 1997. Participating senior executives may not receive an Incentive Award in excess of 25% of the Compensation Pool (as defined), except the participating senior executive with the highest base salary may not receive an Incentive Award in excess of 50% of the Compensation Pool. The Compensation Pool is 4.25% of "Net Income" for an Award Period where "Net Income" means consolidated pre-tax net income of the Company after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or the cumulative effects of changes in accounting principles and not taking into account the payment or accrual of the Incentive Awards under the Incentive Plan. Messrs. Neumann, Dennis Marino and Karsh were participants in the Incentive Plan for the fiscal year ended May 31, 1997.

Compensation of Directors

Independent directors are paid at a rate of $18,000 annually plus $1,000 for each committee meeting attended.


Option Grants in Last Fiscal Year

Shown below is information with respect to the options to purchase Common Stock granted to the Chief Executive Officer and the named executive officers of the Company.

                        Option Grants In Last Fiscal Year

                                                                                                Potential Realizable
                                                                                               Value at Assumed Annual
                                                                                                Rates of Stock Price
                                    Individual Grants                                          Appreciation for Option
                                                                                                        Term
------------------------------------------------------------------------------------------    --------------------------
                        Number of     % of Total
                       Securities       Options
                       Underlying     Granted to      Exercise or
                         Options     Employees in     Base Price          Expiration
        Name           Granted (#)    Fiscal Year       ($/Sh)               Date              5% ($)         10% ($)
        ----           -----------    -----------       ------               ----              ------         -------

Arthur Kontos                 0

Dennis Marino                 0

Thomas Neumann(1)        88,187          53.39%       $10.1250              2/24/07           $561,536      $1,423,042

Richard J. Marino             0

William Karsh                 0

James Romano(2)          15,000           9.08         11.3750              6/27/06            107,305         271,932


(1) All options granted became exercisable on August 24, 1997.

(2) All options granted will become exercisable with respect to one-third of the shares on each of the first, second and third anniversary of the date of grant.





Option Exercises and Fiscal Year-End Values


Shown below is information with respect to the exercise of options to purchase Common Stock by the Chief Executive Officer and the named executive officers and unexercised options to purchase shares of Common Stock granted to the Chief Executive Officer and such named executive officers.

                                Aggregated Option Exercises In Fiscal Year Ended May 31, 1997
                                              And May 31, 1997 Option Value

                                                                Number of Unexercised           Value of Unexercised
                                                                      Options at                In-the-money Options
                          Number of Shares        Value            Fiscal Year-End             at Fiscal Year-End(1)
         Name           Acquired on Exercise     Realized    Exercisable   Unexercisable  Exercisable     Unexercisable


Arthur Kontos, Vice               0                 0       219,533             0         $781,277                0
Chairman of the Board
and Chief Executive
Officer of the Company

Dennis Marino                     0                 0        45,190             0          160,954                0
Executive Vice
President and Chief
Administrative
Officer of the
Company; President of
Sherwood Securities

Thomas Neumann                 94,027           $113,699       0            88,187             0             $198,421
President of the
Executive Vice
Company

Richard J. Marino                 0                 0        12,294             0          43,029                 0
Chairman of the Board
and
Director of
International Equity
Trading of Sherwood
Securities

William Karsh                     0                 0        12,339             0          46,271                 0
Executive Vice
President and
Treasurer of the
Company and Sherwood
Securities

James Romano                      0                 0          0            15,000             0               15,000
Senior Vice President
of Sherwood Securities





(1) Based on the difference between the exercise price of the options and the closing price of the Common Stock on The New York Stock Exchange on May 31, 1997.

               Compensation Committee Report On Executive Compensation

General

The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder.

Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of the Company's Vice Chairman of the Board and Chief Executive Officer and other named executive officers in this Proxy Statement for the fiscal year ended May 31, 1997.

Members of the Compensation Committee during the fiscal year ended May 31, 1997 were John P. Duffy and James H. Lynch, Jr. During the fiscal year ended May 31, 1997, entities with which certain members of the Compensation Committee were associated received payments from the Company.

Each of Sherwood Securities and Equitrade clear certain of their securities transactions with SLK. Each of Messrs. Hewitt and Kellogg are managing directors of SLK. Messrs. Lynch and Duffy were formerly associated with SKL. See "Certain Biographical Information Concerning Incumbent Directors and Executive Officers." During the Company's 1997 fiscal year, the Company and its subsidiaries paid fees in the aggregate amount of $940,347 to SLK in connection with clearing activities performed by SLK.

Compensation Philosophy

The Company's compensation philosophy focuses on providing executives with annual compensation that rewards individual performance during the year, and provides incentives to executives to improve the long-term performance of the Company. By paying relatively modest base salaries to executive officers, and making a significant portion of their compensation contingent on their performance during the year, the Company seeks to provide executives with significant incentives to promote the interests of the Company and its stockholders.

Salaries. Consistent with its compensation philosophy, the Company has paid relatively modest base salaries to its salaried officers and has supplemented these salaries with performance-based bonuses. Traders generally receive no base salaries, and are compensated on a commission basis. In making decisions with respect to the base salaries of executive officers for the fiscal year ended May 31, 1997, the committee considered the performance of each of the individuals in question during the prior year, the Company's results of operations for the fiscal year ended May 31, 1996 and the responsibilities of the executive officers. In keeping with its desire to base much of the compensation of the Company's executives on performance during the year, the committee generally determined to make only modest changes in the base salaries of certain executives, and to maintain salaries for most executive officers at the same level as the prior year.

Bonuses. The bonuses paid to the Company's executive officers with respect to the fiscal year ended May 31, 1997 were determined in accordance with the Company's previously enumerated policy. Performance of officers is measured by reference to the volume of business generated by them or under their direction during the fiscal year. The performance of the Company's Vice Chairman of the Board and Chief Executive Officer is measured primarily by reference to the Company's financial performance for the fiscal year and is measured by a formula contained in his Employment Agreement. Bonuses paid to participants in the Incentive Plan were paid in accordance with that plan.


Chief Executive Officer Compensation

The compensation arrangements for Mr. Kontos with respect to the fiscal year ended May 31, 1997 were based on the Company's compensation philosophy. The Compensation Committee determined not to make any adjustments to Mr. Kontos' base salary for the year, in an effort to provide Mr. Kontos with additional incentives to continue to improve the Company's performance. Mr. Kontos' bonus with respect to the fiscal year ended May 31, 1997 was determined in accordance with the provisions of the Employment Agreement.

                                                      THE COMPENSATION COMMITTEE


                                                      James H. Lynch, Jr.
                                                      John P. Duffy



Indemnification of Directors and Officers

The Company has entered into indemnification agreements with its directors and officers which obligate the Company to indemnify the directors or officers for all expenses (including attorney fees) and costs, judgments, fines and settlement amounts paid or incurred by them in connection with claims, actions and proceedings in which they are parties, witnesses and subjects as a result of their activities on behalf of the Company, including, but not limited to, their activities as directors and officers of the Company and its subsidiaries. Pursuant to the agreements, the directors will be indemnified to the extent permitted under Delaware law. The agreements cover all indemnified claims and proceedings brought within ten years after the resignation of the director or officer from all positions held as a director, officer or otherwise on behalf of the Company. The agreements may provide indemnity to or limit liability of directors or officers for events that occurred prior to the date of the agreement. However, the enforceability of these retroactive provisions has not been determined under Delaware law.


Stock Option Plans.

Certain directors and officers of the Company hold options to purchase shares of Common Stock which were granted under the Company's 1983 Stock Option Plan, which was adopted in August 1983 and amended and restated in January 1987 (the "1983 Option Plan"). The Board of Directors voted on August 5, 1993 to allow the 1983 Option Plan to expire as of August 9, 1993. Accordingly, while stock options previously issued pursuant to the 1983 Option Plan will remain in effect in accordance with their respective terms, no additional stock options will be issued pursuant to the terms of the 1983 Option Plan.

The 1983 Option Plan provided for the issuance of incentive and non-incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations of the Department of the Treasury promulgated thereunder (the "Code")) covering a maximum of 10,000,000 shares of the Common Stock and was administered by the Compensation Committee with approval of the Board of Directors. Stock options were granted for terms of up to ten years. The 1983 Option Plan provided that the exercise price of an incentive stock option would be not less than the fair market value of the shares of Common Stock on the date the option was granted. Generally, options granted under the 1983 Option Plan remain exercisable only if the optionee is an officer, director or employee of the Company or its subsidiaries on the day the options vest.

In August 1995, the Board of Directors adopted The Sherwood Group, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") which plan was approved by the stockholders at the 1995 Annual Meeting of Stockholders. Under the 1995 Stock Option Plan, 767,200 shares Common Stock have been authorized for issuance for the granting of options and stock appreciation rights. The maximum number of shares subject to stock options that may be granted to any one optionee during any calendar year under the 1995 Stock Option Plan may not exceed 300,000 shares. The 1995 Stock Option Plan provides for the granting of both incentive and non-incentive stock options and stock appreciation rights which may be issued in connection with a stock option. At May 31, 1997, 207,316 shares were available for future grant under the 1995 Stock Option Plan. Options covering 165,187 shares of Common Stock were granted by the Company under the 1995 Stock Option Plan during the fiscal year ended May 31, 1997. The Board of Directors has proposed to amend the 1995 Stock Option Plan. See "Proposal 3. Approval of Amendment of The Sherwood Group, Inc.
1995 Stock Option Plan."


401(k) Plan

In April 1992, the Company formed the Sherwood Securities Corp. 401(k) Plan (the "401(k) Plan") which is a profit sharing plan qualified under Section 401(k) of the Code. Under the terms of the 401(k) Plan, all employees of the Company and its subsidiaries (except Equitrade) employed on February 1, 1992 were immediately eligible to participate. All other employees are eligible to participate in the 401(k) Plan after completing six months of service and attaining age 21. Employees may elect to have deductions made from their salaries and contributed to the 401(k) Plan. In addition, the Company may make matching contributions to the 401(k) Plan in such amounts as may be determined in the discretion of the Board of Directors. During the fiscal year ended May 31, 1997, there was a discretionary Company contribution to the 401(k) Plan of $63,699. Voting rights with respect to shares of Common Stock held in the 401(k) Plan are voted at the direction of the Compensation Committee of the Board of Directors.

Equitrade sponsors, for its eligible employees, the Equitrade Partners 401(k) Savings Plan, which is a profit sharing plan, qualified under Section 401(k) of the Code. Equitrade contributes a matching contribution equal to one-half of the first 4% of an employee's compensation. For the fiscal year ended May 31, 1997, Equitrade contributed $46,749 to the Equitrade Partners 401(k) Savings Plan.



                 Certain Relationships And Related Transactions

S.G.I. Partners, L.P. On October 18, 1988, the Company closed a transaction pursuant to a stock purchase agreement whereby the Company issued and sold to S.G.I. Partners, L.P. ("S.G.I."), a Delaware limited partnership, 2,193,600 shares of Common Stock. In addition, the Company appointed Arthur Kontos, then the president of the corporate general partner of S.G.I., as director, Vice Chairman of the Board and Chief Executive Officer of the Company effective as of October 18, 1988. Mr. Kontos resigned as President of S.G.I. as of December 31, 1991. The Company also agreed to use its best efforts to appoint up to two individuals designated by S.G.I. as directors of the Company subsequent to October 18, 1988, provided that S.G.I. continued to own in excess of one million shares of the Company's issued and outstanding Common Stock. S.G.I. has designated Mr. Hewitt pursuant to such agreement. Mr. Hewitt is the President and sole shareholder of SHD Capital, Inc., the sole general partner of S.G.I.

Thomas Neumann. On March 24, 1993, the Company loaned to Thomas Neumann and his wife the sum of $600,000 pursuant to the terms of a Secured Note, a Mortgage and Security Agreement and a Construction Loan Agreement. The loan bears interest at the rate of 5% per annum. Interest accrued through August 15, 1993 was paid. On or before August 15, 1994 and on each August 15 thereafter during the term of the loan, Mr. Neumann is obliged to make annual payments of principal and interest in the aggregate amount of $40,000. Such payments have been made as scheduled. On July 23, 1997, the foregoing loan was converted into a loan of $378,544 secured by shares of Common Stock owned by Mr. Neumann and bearing a rate of 5% per annum and containing the same amortization requirement.

Spear, Leeds & Kellogg. See "Compensation Committee Report on Executive Compensation-General".

Ralph N. Del Deo. Mr. Del Deo is a senior partner in the law firm of Crummy, Del Deo, Dolan, Griffinger & Vecchione, P.C. which performs legal services for the Company and certain of its subsidiaries.

                               Company Performance


Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Dow Jones Securities Brokers Index ("D J Brokers Index"). The graph assumes that the value of the investment in the Common Stock and each index was $100 at May 31, 1992 and that all dividends, if any, were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG THE SHERWOOD GROUP, INC. THE S & P 500 INDEX
AND THE DOW JONES SECURITIES BROKERS INDEX


                                                                       Cumulative Total Return
                                               5/92          5/93          5/94          5/95          5/96          5/97
                                           ------------------------------------------------------------------------------------

The Sherwood Group, Inc.                             100           119           211           204           319           367

S & P 500                                            100           112           116           140           180           232

Dow Jones Securities Brokers                         100           137           148           174           223           342


* $100 invested on 5/31/92 in stock or index including reinvestment of dividends.
   Fiscal year ending May 31.



PROPOSAL 2.       APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                  TO DECREASE THE AUTHORIZED SHARES OF CAPITAL STOCK AND
                  ELIMINATE REFERENCES TO CLASS A COMMON STOCK

         The Board has adopted a resolution amending Article 4 of the Company's Restated Certificate of Incorporation, filed with the Delaware Secretary of State on February 4, 1987 (the "Restated Certificate of Incorporation"), to decrease the number of authorized shares of the Company's capital stock from the current amount of 101,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share, 50,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to 51,000,000 shares, which would consist of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (the "Charter Amendment"). The Charter Amendment will also eliminate all the provisions in the Restated Certificate of Incorporation related to the Class A Common Stock. Article 4 of the Restated Certificate of Incorporation, as amended by the Charter Amendment, is attached as Exhibit A to this Proxy Statement. The description which follows is qualified in its entirety by the exact language of the Charter Amendment.

         Article 4 of the Restated Certificate of Incorporation currently authorizes a total of 50,000,000 shares of Common Stock, 50,000,000 shares of Class A Common Stock and 1,000,000 shares of Preferred Stock. At the close of business on May 31, 1997, the record date for the Meeting, there were 12,694,665 shares of Common Stock outstanding and no shares of Class A Common Stock or Preferred Stock outstanding, and as of May 31, 1997 there were 673,173 shares of Common Stock reserved for issuance pursuant to the 1995 Stock Option Plan. The decrease in the number of authorized shares is proposed in order to reduce the annual franchise tax paid by the Company to the State of Delaware, which is required by virtue of the Company's incorporation under Delaware law. The Restated Certificate of Incorporation also authorizes the Company to issue up to 50,000,000 shares of Class A Common Stock. Each share of Class A Common Stock is entitled to one-tenth (1/10th) vote on all matters submitted to the stockholders of the Company and vote together as one class with the Common Stock; provided that if the number of shares of Class A Common Stock is at least ten percent (10%) of the total of the number of shares of Class A Common Stock and Common Stock which is issued and outstanding, the holders of the Class A Common Stock, voting separately as a class, have the right to elect twenty-five percent (25%) of the Board of Directors. Each share of Common Stock issued and outstanding can be converted into one share of Class A Common Stock once the Company issues Class A Common Stock. No cash dividend or dividend of property may be declared or paid per share on the Common Stock, unless a dividend of an equal amount has been declared and paid per share on the Class A Common Stock, except in the case of dividends paid on shares of Common Stock or Class A Common Stock. Shares of either class of common stock may not be divided, subdivided or combined or reclassified, unless shares of the other class of common stock are similarly treated. In the event of a liquidation or dissolution of the Company, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Company, after payment or provision for payment of the debts or liabilities of the Company and the amounts to which holders of senior securities may be entitled, holders of Class A Common Stock and Common Stock are entitled to share ratably as one class in the remaining assets of the Company. The Board believes the provisions in the Restated Certificate of Incorporation regarding Class A Common Stock serve no useful purpose and should be eliminated.

         Other than decreasing the number of authorized shares of capital stock and eliminating provisions relating to the Class A Common Stock, the Charter Amendment will not affect the rights, preferences or privileges of the Company's stockholders.

         The Board has directed that the Charter Amendment be submitted for stockholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock voted in person or by proxy at the Meeting is required for approval of the Charter Amendment. In the absence of approval, the number of authorized shares of the Company's capital stock will remain as described above and the provisions regarding the Class A Common Stock will remain in the Restated Certificate of Incorporation.

The Board of Directors recommends a vote "FOR" the amendment to the Restated Certificate of Incorporation.


PROPOSAL 3.  APPROVAL OF AMENDMENT TO THE SHERWOOD GROUP, INC. 1995 STOCK
             OPTION PLAN

         At the Meeting, the holders of the Common Stock will be asked to vote upon a proposal to approve an amendment to The Sherwood Group, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") to increase by 420,000 the number of shares of Common Stock for which options and stock appreciation rights may be granted thereunder from 767,200 shares to 1,187,200 shares. The 1995 Stock Option Plan, as proposed to be amended, is attached as Exhibit B to this Proxy Statement.

Reasons For The Proposal

         Under the 1995 Stock Option Plan as currently in effect, options and stock appreciation rights for up to 767,200 shares of the Common Stock may be granted. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's officers and employees, thereby continuing to align the interests of such employees with those of stockholders, and that awards under the 1995 Stock Option Plan are an effective means of providing such compensation. In order to effectuate the grant of the options and stock appreciation rights by the Compensation Committee set forth herein and to continue to grant stock-based incentive compensation in the future, it is necessary to increase the number of shares of Common Stock available for grant under the 1995 Stock Option Plan. The Board of Directors also determined that the 1995 Stock Option Plan should be expanded to permit the grant of stock options and stock appreciation rights to all employees, independent contractors, agents and consultants rather than only key employees, independent contractors, agents and consultants of outstanding ability.

Description Of The 1995 Plan And The Proposed Amendments

         The following is a summary of the 1995 Stock Option Plan and the proposed amendments to it under Proposal 3. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the 1995 Stock Option Plan, which is attached as Exhibit B to this Proxy Statement.

Purpose. The purpose of the 1995 Stock Option Plan is to provide an additional incentive to key employees, independent contractors, agents and consultants of the Company and its subsidiaries, to aid in attracting and retaining employees, independent contractors, agents and consultants of outstanding ability, and to closely align their interests with those of stockholders. The 1995 Stock Option Plan presently authorizes the granting of options and stock appreciation rights of up to 767,200 shares of Common Stock (collectively, "Options"), and if Proposal 3 is approved, up to an additional 420,000 shares of Common Stock, subject to adjustment in the event of mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other change in the corporate structure or capitalization affecting the Company's issued Common Stock. As indicated above the amendment would expand the number of officers, employees, independent contractors, agents and consultants who perform services for the Company or any of its subsidiaries who are eligible to receive grants under the 1995 Stock Option Plan to eliminate the requirement that the recipients be key employees, independent contractors, agents and consultants of outstanding ability. The Board of Directors believes it is beneficial to consider making stock option and stock appreciation right grants generally available to employees rather than to a select group of key employees.

Administration. If amended by Proposal 3 the 1995 Stock Option Plan will be administered by a committee (the "Committee") of at least two directors who are Non-Employee Directors as such term is defined in Rule 16b-3 of the Exchange Act, presently the Compensation Committee. In administering the 1995 Stock Option Plan, the Committee has the power to interpret its provisions and to promulgate, amend, and rescind rules and regulations for its administration, to select individuals to receive grants, and to determine the terms and provisions of grants of options and stock appreciation rights.

Option Grants. The 1995 Stock Option Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO") and in connection with such options the granting of stock appreciation rights (an "SAR") or additional stock options, progressive stock options in the event the grantee exercises such stock options by surrendering shares of Common Stock (a "PSO"). NQO's and SAR's may be issued to any employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISO's may be issued to employees and officers of the Company and its subsidiaries, but not to any independent contractor, agent or consultant. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. In the event of a tender offer for more than 25% of the Company's outstanding stock, or a "change in control" (as defined in the 1995 Stock Option Plan) of the Company, all outstanding options become immediately exercisable. The fair market value of the stock with respect to which ISO's under the 1995 Stock Option Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The 1995 Stock Option Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the 1995 Stock Option Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and so any compensation expense generated by the exercise of such an option would not be deductible by the Company if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

Options may be exercised by the payment of the exercise price in cash, Common Stock or a combination thereof. The Committee may make a loan for the purpose of exercising any option granted under the 1995 Stock Option Plan to an optionee in an amount not to exceed 100% of the purchase price of the shares acquired upon exercise of the options. The loan must be secured by a pledge of shares of the Company having an aggregate purchase price equal to or greater than the amount of the loan.

As of May 31, 1997 the Committee has awarded or granted options under the 1995 Stock Option Plan to 13 persons. The following persons and groups were recipients of these options: Arthur Kontos: 219,533; Dennis Marino: 45,190; Thomas Neumann: 182,214; Richard Marino: 12,294; William Karsh: 12,339; James
Romano: 15,000; all current executive officers as a group: 508,570; all current directors who are not executive officers as a group: -0- and all employees including  all  current  officers  who are not  executive  officers  as a group:
51,314. Of the options granted as of May 31, 1997, options covering 482,884 shares were granted to employees exercising options under the 1983 Option Plan and 1995 Stock Option Plan by delivering Common Stock to the Company. Such new options were for the number of shares of Common Stock equal to the number of shares of Common Stock used to exercise the option and to pay withholding taxes due upon such exercise. Options covering 77,000 shares were granted which were not the result of the exercise of options granted under the 1983 Option Plan or the 1995 Stock Option Plan. The Committee has not made any determination with respect to grants of options or stock appreciation rights to employees in the future. The Company has 8 executive officers, and approximately 500 employees who are not executive officers who could potentially qualify for grants of options and stock appreciation rights under the 1995 Stock Option Plan as proposed to be amended.

If Proposal 3 is approved by stockholders and based upon shares of Common Stock utilized or reserved under existing or exercised stock options as of May 31, 1997 under the 1995 Stock Option Plan, up to 627,316 shares of Common Stock will be available for granting of options and stock appreciation rights under the 1995 Stock Option Plan.

Stock Appreciation Rights. The 1995 Stock Option Plan permits the Committee to grant SAR's in connection with any option granted under the 1995 Stock Option Plan. SAR's enable an optionee to surrender an option and to receive a payment in cash or Common Stock, as determined by the Committee, equal to the difference between the fair market value of the Common Stock on the date of surrender of the related option and the option price.

Progressive Stock Options. The 1995 Stock Option Plan also permits the Committee to grant PRO's in connection with any option granted under the 1995 Stock Option Plan. PRO's enable an optionee to receive additional stock options in the event the grantee exercises a stock option, in whole or in part, by surrendering shares of Common Stock of the Company. Any PRO granted will be for a number of shares equal to the number of surrendered shares of Common Stock, shall not be exercisable for a minimum of six months from the grant date of the option, shall have an option price per share equal to 100% of the fair market value of share of stock on the grant date and shall be subject to such other terms and conditions as the Committee may determine.

Termination of Employment. Unless otherwise provided by the Committee, the following rules apply to all options granted under the 1995 Stock Option Plan. Options granted under the 1995 Stock Option Plan expire immediately if an employee is terminated for cause. If termination of employment is voluntary or involuntary, options granted expire after a three month period. In the event of an employee's death within such three-month period, the employee's estate may exercise the option for the number of shares for which it is exercisable at the date of termination, for one year after death but in no event beyond the expiration dates of the option. An option outstanding at the time an employee retires under a Company retirement plan or becomes disabled is exercisable within one year of termination in the case of an ISO and in the case of a NQO may be exercisable at any time to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company or a subsidiary thereof, but in no event after the expiration of the option period. If an employee dies, whether before or after such retirement or disability, the employee's estate may exercise the option exercisable at the date of termination of employment for up to three years after death (one year in the case of voluntary termination of employment), but in no event beyond the expiration dates of the option.

Income Tax Consequences. Under present law the federal income tax treatment of stock options under the 1995 Stock Option Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock).

If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a long-term capital gain if the optionee holds the shares for more than one year from the date of exercise.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a long-term capital gain if the optionee holds the shares for more than one year from the date of exercise.

If an optionee exercises an option by tendering Company stock in payment of the option price the optionee will be deemed to exchange the number of previously owned shares (e.g., 50 shares) for an identical number of new shares (e.g., 50 shares). This deemed exchange of previously owned Company stock for new Company stock should be eligible for nonrecognition treatment under Section 1036 of the Code as an exchange of common stock for common stock in the same corporation. With regard to the additional number of new Company shares (e.g., the excess over 50 shares) that an optionee receives pursuant to the exercise of the option, an optionee will be deemed to have acquired them without paying consideration. If such extra shares are issued pursuant to a NQO, the fair market value of such extra shares will be included in the optionees' income as compensation income and the Company will be allowed a corresponding deduction. If such extra shares are issued pursuant to an ISO, no income on the exercise of such options will be recognized by the optionee, and the Company will not be allowed a compensation deduction. The optionee's basis in the new shares deemed exchanged for old shares will be equal to the optionee's basis in the surrendered old shares, and the optionee's holding period in such new shares will include his or her holding period in the old shares. The optionee's basis in the additional (or excess) new shares received will equal the amount that the optionee included in income with respect to those shares (their fair market value for stock issued pursuant to a NQO; zero for stock issued pursuant to an
ISO), and the optionee's holding period in such additional shares will start as of the date of acquisition.

In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

Stock Appreciation Rights. SAR's will not result in taxable income upon grant. Upon exercise, the optionee will realize ordinary income in an amount equal to the cash and/or the fair market value of any shares received which amount will be subject to appropriate income and employment taxes. The Company will be entitled to a corresponding compensation deduction.

Progressive Stock Options. For federal income tax purposes, the issuance and exercise of PSO's will not be treated differently than the issuance and exercise of the originally granted NQO or ISO, as described above.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or SAR's or PSO's or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the 1995 Stock Option Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options or stock appreciation rights and the disposition of any stock acquired pursuant to the exercise of such options or stock appreciation rights.

Amendments. The Board of Directors may amend the 1995 Stock Option Plan at any time, but may not, without prior shareholder approval, increase the aggregate number of shares that may be issued thereunder, materially increase the benefits to participants or materially modify the requirements as to eligibility for participation in the 1995 Stock Option Plan.

Termination.  The 1995 Stock  Option Plan  terminates  by its terms on August 1,
2005.

Vote Required

Pursuant to The New York Stock Exchange stockholder approval policy, the affirmative vote of a majority of the outstanding shares of Common Stock voted in person or by proxy at the Meeting is required for approval of the amendment to the 1995 Stock Option Plan to increase the number of options and stock appreciation rights which may be issued under the 1995 Stock Option Plan to 1,187,200 and change the persons eligible to participate in the 1995 Stock Option Plan.

The Board of Directors recommends a vote "FOR" the amendment of the 1995 Stock Option Plan.



PROPOSAL 4.  RATIFICATION AND APPROVAL OF THE APPOINTMENT
                 OF INDEPENDENT AUDITORS

The Company, subject to stockholder ratification, has selected KPMG Peat Marwick LLP to serve as its independent auditors for the fiscal year ending May 31, 1998. If the stockholders do not ratify the appointment of KPMG Peat Marwick LLP the Company may reconsider its selection.

A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the Meeting is required for the ratification and approval of the appointment of auditors.

The Board of Directors recommends a vote "FOR" ratification and approval of the appointment of KPMG Peat Marwick LLP as independent auditors.



Stockholder Proposals For Next Annual Meeting

Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 10 Exchange Place Centre, Jersey City, New Jersey 07302, on or before June 4, 1998, for consideration for inclusion in the proxy material for such annual meeting of stockholders.

Expenses Of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

Other Matters

The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                              By Order of the Board of Directors


                                              Dennis Marino
                                              Secretary

Dated:  September 2, 1997

                                                         9
                                                    EXHIBIT A1

                                                     Article 4
                                                        of
                                       Restated Certificate of Incorporation


         4. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 51,000,000, of which 1,000,000 shares shall be Preferred Stock, par value $.01 per share, ("Preferred Stock") and of which 50,000,000 shares shall be Common Stock, par value $.01 per share ("Common Stock"), and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:


         1.       Preferred Stock

         (a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection 1(b) of this Section 4.

         (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses
(i) to (viii) inclusive;

                  (i) the number of shares to constitute such series, and the distinctive designations thereof;

                  (ii) the voting powers, full or limited, if any, of such series;

                  (iii) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

                  (iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

                  (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

                  (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

                  (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

                  (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

         (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

         2.       Common Stock


         At every meeting of the stockholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy) on all matters which may lawfully be submitted to a vote of stockholders (except to the extent otherwise required by law).


         At the time at which this Restated Certificate of Incorporation becomes effective, the par value of each share of Common Stock, par value $.10 per share, issued and outstanding as at such time, shall be reduced to $.01 per share.

                                                     EXHIBIT B

                                             THE SHERWOOD GROUP, INC.

                                              1995 STOCK OPTION PLAN

SECTION 1.  PURPOSE


         The purpose of The Sherwood Group, Inc. Stock Option Plan (the "Plan") is to provide an additional incentive to employees, independent contractors, agents and consultants of The Sherwood Group, Inc. (the "Company") and its subsidiaries, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders.

SECTION 2.  DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

         (a)      "Board" shall mean the Board of Directors of the Company .

         (b) "Change in Control". A change in control of the Company shall be deemed to have occurred if, over the initial opposition of the then-incumbent Board (whether or not such Board ultimately acquiesces therein), (i) any person or group of persons shall acquire, directly or indirectly, stock of the Company having at least 25% of the combined voting power of the Company's then-outstanding securities, or (ii) any shareholder or group of shareholders shall elect a majority of the members of the Board in each case after January 1, 1995 (except persons or entities which as of January 1, 1995 are identified as holders of 5% or more beneficial owners of the Company's securities in the Company's filings under the Exchange Act).

         (c) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, as it or they may be amended from time to time.

         (d) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of two or more members of the Board who are Non-Employee Directors as such term is defined in Rule 16b-3 of the Exchange Act.

         (e) "Date of Exercise" shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

         (f) "Employee" shall mean any employee, including any officer of the Company or any of its Subsidiaries, or any other person, who is an independent contractor, agent or consultant of the Company or any of its Subsidiaries, and excluding any director of the Company who is not otherwise an employee of the Company. For the purposes of any provision of this Plan relating to Incentive Stock Options, the term "Employee" shall be limited to mean any employee (as that term is defined under Code Section 3401(c)) or officer of the Company or any of its Subsidiaries, but not any person who is merely an independent contractor, agent or consultant of the Company or any of its subsidiaries.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean for any day the mean of the highest and lowest selling prices of the Stock as reported on the Composite Tape for securities traded on the New York Stock Exchange.

         (i)      "Grantee" shall mean an Employee granted a Stock Option.

         (j) "Granting Date" shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock to a specified Employee.

         (k) "Incentive Stock Option" shall mean a Stock Option granted under the Plan which is properly qualified under the provisions of Section 422 of the Code.

         (l) "Nonqualified Stock Option" shall mean a Stock Option granted within the Plan which is not an Incentive Stock Option or otherwise qualified under similar tax provisions.

         (m) "Progressive Stock Options" shall mean either Incentive Stock Options or Nonqualified Stock Options granted pursuant to Section 5(j) of this Plan.

         (n) "Stock" shall mean the Common Stock, as par value $.01 per share, of the Company.

         (o) "Stock Appreciation Right" shall mean a right granted pursuant to the Plan to receive Stock, cash, or a combination thereof, upon the surrender of the right to purchase all or part of the shares of Stock covered by a Stock Option.

         (p) "Stock Option" shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan to purchase shares of Stock.

         (q)  "Subsidiary"  shall mean any subsidiary  corporation as defined in
Section 424 of the Code.

SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN


         Subject to adjustment pursuant to Section 9, 1,187,200 shares of Stock shall be reserved for issuance upon the exercise of Stock Options granted pursuant to this Plan. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury. If any Stock Options expire or terminate without having been exercised, the shares of Stock covered by such Stock Option shall become available again for the grant of Stock Options hereunder. Similarly, if any Stock Options are surrendered for cash pursuant to the provisions of Section 7, the shares of Stock covered by such Stock Options shall also become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Stock Options hereunder.


SECTION 4.  ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option grants, and to make all other determinations necessary or advisable for the administration of the Plan.

         (b) It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws. If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

         (c) Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

SECTION 5.  GRANTING OF STOCK OPTIONS


         (a) Only Employees shall be eligible to receive Stock Options under the Plan. Directors of the Company who are not also employees of the Company or one of its Subsidiaries shall not be eligible for Stock Options.


         (b) The option price of each share of Stock subject to an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of the Stock on the Granting Date.

         (c) The option price of each share of Stock subject to a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date, or such other price either greater than or less than the Fair Market Value (but in no event less than the par value of the Stock) as the Committee shall determine appropriate to the purposes of the Plan and to the Company's total compensation program.

         (d) The Committee shall determine and designate from time to time those Employees who are to be granted Stock Options and whether the particular Stock Options are to be Incentive Stock Options or Nonqualified Stock Options, and shall also specify the number of shares covered by and the option price per share of each Stock Option. Each Stock Option granted under the Plan shall be clearly identified as to its status as a Nonqualified Stock Option or an Incentive Stock Option.

         (e) The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto; but each Stock Option shall expire not later than ten years from the Granting Date.

         (g) The Committee shall have the authority to grant both transferable Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Stock Options to provide for transferability. Each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution and is exercisable, during the Grantee's lifetime, only by the Grantee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Stock Option is granted or is otherwise amended to provide for transferability.

         (h) Stock Options may be granted to an Employee who has previously received Stock Options or other options whether such prior Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are canceled in connection with the issuance of new Stock Options.

         (i) Subject to adjustment pursuant to Section 9, the aggregate number of shares of Stock subject to Stock Options granted to an Employee under the Plan during any calendar year shall not exceed 300,000 shares.

         (j) Without in any way limiting the authority of the Committee to make grants of Stock Options under the Plan, and in order to induce Employees to retain ownership of Stock, the Committee shall have the authority (but not the obligation) to include within any agreement reflecting a Stock Option a provision entitling the Grantee of such Stock Option to a further Stock Option (a "Progressive Stock Option") in the event the Grantee exercises such Nonqualified Stock Option evidenced by such agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of such agreement. Any such Progressive Stock Option shall be for a number of shares of Stock equal to the number of surrendered shares, shall become exerciseable no sooner than six months after the Granting Date of the Stock Option or such longer period as the Committee may establish, shall have an option price per share equal to one hundred percent (100%) of the Fair Market Value of a share of Stock on the Granting Date of the Progressive Stock Option, and shall be subject to such other terms and conditions as the Committee may determine.

         (k) Notwithstanding the foregoing, the option price of an Incentive Stock Option in the case of a Grantee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, will not be less than one-hundred-ten percent (110%) of the Fair
Market Value of the Stock at the Granting Date and in the case of such a Grantee, the Incentive Stock Option may be exercised no more than five years after the Granting Date.

SECTION 6.  EXERCISE OF STOCK OPTIONS

         (a) Except as provided in Section 8, no Stock Option may be exercised at any time unless the Grantee is an Employee on the Date of Exercise and, in the case of holders of Incentive Stock Options, has been an Employee at all times during the period beginning on the Granting Date and ending on the day 3 months before the date of such exercise.

         (b) The Grantee shall pay the option price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

         (c) Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority ("its designee"), the Company may loan to the Grantee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares of Stock acquired upon exercise of a Stock Option, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee or its designee. Such promissory note shall be secured by the pledge to the Company of shares of Stock having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. A Grantee shall have, as to such pledged shares of Stock, all rights of ownership including the right to vote such shares of Stock and to receive dividends paid on such shares of Stock, subject to the security interest of the Company. Such shares of Stock shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however that shares of Stock subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares of Stock, subject to the terms and conditions of this Plan relating to the surrender of shares of Stock in payment of the exercise price of an option. In such event, that number of the newly purchased shares of Stock equal to the shares of Stock previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the Grantee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares of Stock. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

SECTION 7.  STOCK APPRECIATION RIGHTS

         (a) The Committee may grant to any Employee, Stock Appreciation Rights in connection with any Stock Option. Stock Appreciation Rights may be granted at the time the related Stock Option is granted or at any time thereafter up to six months prior to the expiration of the related Stock Option.

         (b) Stock Appreciation Rights shall be exercisable at such times and to the extent that the related Stock Option shall be exercisable and only to the extent the Stock Appreciation Right has a positive value, unless the Committee specifies a more restrictive period.

         (c) Upon the exercise of a Stock Appreciation Right, the Grantee shall surrender the related Stock Option or a portion thereof and shall be entitled to receive payment of an amount determined by multiplying the number of shares as to which the Stock Option rights are surrendered by the difference obtained by subtracting the exercise price per share of the related Stock Option from the Fair Market Value of a share of Stock on the Date of Exercise of the Stock Appreciation Right.

         (d) Payment of the amount determined under Section 7(c) shall be made in Stock, in cash, or partly in cash and partly in Stock as the Committee shall determine in its sole discretion.

         (e) Except as provided in Section 10(b), the exercise of a Stock Appreciation Right for cash may be made only during the period beginning on the third business day following the release of quarterly or annual financial data and ending on the twelfth business day following such date.

SECTION 8.  TERMINATION OF EMPLOYMENT

         Except as otherwise provided by the Committee at the time the Stock Option is granted or any amendment thereto, if a Grantee ceases to be an Employee then:

         (a) if termination of employment is voluntary or involuntary without cause, the Grantee may exercise each Stock Option held by the Grantee within three months after such termination (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which are purchasable pursuant to its terms at the date of termination;

         (b) if termination is for cause, all Stock Options held by the Grantee shall be canceled as of the date of termination;

         (c) subject to the provisions of Section 8(d), if termination is (i) by reason of retirement at a time when the Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Subsidiary, or (ii) by reason of disability, each Stock Option held by the Grantee may be exercised by the Grantee at any time (but not after the expiration date of the Stock Option) (within one year of termination in the case of Incentive Stock Options) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

         (d) if termination is by reason of the death of the Grantee, or if the Grantee dies after retirement or disability as referred to in Section 8(c), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise the Stock Option by reason of the Grantee's death, at any time within a period of three years after death (but not after the expiration date of the Stock Option) to the extent of the total number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; or

         (e) if the Grantee should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 8(a), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise by reason of the Grantee's death, at any time within a period of one year after death (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination.

SECTION 9.  ADJUSTMENTS

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Stock, there shall be an appropriate adjustment made by the Board in the number and kind of shares that may be granted in the aggregate and to individual Employees under the Plan, the number and kind of shares subject to each outstanding Stock Option and Stock Appreciation Right and the option prices.

SECTION 10.  TENDER OFFER; CHANGE IN CONTROL

         (a) A Stock Option shall become immediately exercisable to the extent of the total number of shares subject to the Stock Option in the event of (i) a tender offer by a person or persons other than the Company for all or any part of the outstanding Stock if, upon consummation of the purchases contemplated, the offeror or offerors would own, beneficially or of record, an aggregate of more than 25% of the outstanding Stock, or (ii) a Change in Control of the Company.

         (b) The Committee may authorize the payment of cash upon the exercise of a Stock Appreciation Right during a period (i) beginning on the date on which a tender offer as described in (a), above, is first published or sent or given to holders of Stock and ending on the date which is seven days after its termination or expiration, or (ii) beginning on the date on which a Change in Control of the Company occurs and ending on the twelfth business day following such date.

SECTION 11.  GENERAL PROVISIONS

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee's employment at any time.

         (c) Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange;

                  (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee may, in its discretion upon the advice of counsel, deem necessary or advisable; and

                  (iii) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee may, in its discretion upon the advice of counsel, determine to be necessary or advisable.

         (d) The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. In case distributions are made in shares of Stock, the Company shall have the right to retain the value of sufficient shares of Stock to equal the amount of tax to be withheld for such distributions or require a recipient to pay the Company for any such taxes required to be withheld on such terms and conditions prescribed by the Committee.

         (e) No Grantee shall have any of the rights of a shareholder by reason of a Stock Option until it is exercised.

         (f) This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

SECTION 12.  AMENDMENT AND TERMINATION

         (a) The Plan shall terminate on August 1, 2005 and no Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

         (b) The Board may amend the Plan at any time without notice, provided however, that the Board may not, without prior approval by the shareholders, (i) increase the maximum number of shares of Stock for which Stock Options may be granted (except as contemplated by the provisions of Section 9), (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (c) No termination or amendment of the Plan may, without the consent of a Grantee to whom a Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such Stock Option.

SECTION 13.  EFFECTIVE DATE AND SHAREHOLDERS' APPROVAL

         The Plan shall become effective as of August 30, 1995 subject to its approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote thereon at the Annual Meeting of Shareholders of the Company or any adjournment or postponement thereof.




                                             The Sherwood Group, Inc.

The undersigned  hereby appoints Dennis Marino,  James H. Lynch, Jr. and Stephen
J. DiLascio and each of them, with full power of substitution, as proxies for the undersigned, to attend the annual meeting of stockholders of The Sherwood Group, Inc. (the "Company"), to be held at the Company's offices at 10 Exchange Place Centre, Jersey City, New Jersey 07302, 15th Floor on October 21, 1997, at 4:00 p.m., New York City time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1. / / For or / / Withhold Authority to vote for the following nominees for election as Class 1 directors:

                                                   Dennis Marino
                                                James H. Lynch, Jr.
                                                Stephen J. DiLascio

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

---------------------------------


2. Approval of an amendment to the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of the Company's capital stock from 101,000,000 to 51,000,000 shares and to eliminate provisions related to the Class A Common Stock.

                                       / / For or / / Against or / / Abstain

3.       Approval of amendments to The Sherwood Group, Inc. 1995 Stock Option
         Plan.

                                       / / For or / / Against or / / Abstain

4. Approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1998.

                                       / / For or / / Against or / / Abstain

5. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

         The Proxies will vote as specified herein or, if a choice is not specified, they will vote For the nominees listed in Item 1, For the proposal set forth in Item 2, For the proposal set forth in Item 3, For the proposal set forth in Item 4 and in their discretion with respect to the matters referred to in Item 5.

         This Proxy is solicited by the Board of Directors of the Company.


                   Receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement dated September 2, 1997 and Annual Report to Stockholders is hereby acknowledged:
                   Date:___________________________________, 1997
                   ----------------------------------------------
                   ----------------------------------------------
                   ----------------------------------------------
                                  (Signatures)
                   (Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.)








1 Underscored language represents new language added to Article 4 and language which is lined out is to be removed from Article 4.